UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 24, 2015

DAIS ANALYTIC CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-53554	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11552 Prosperous Drive

Odessa, Florida 33556

(Address of Principal Executive Offices)(Zip Code)

(727) 375-8484

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Copies to:

Peter DiChiara, Esq.

SICHENZIA ROSS FRIEDMAN FERENCE LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Dais Analytic Corporation (the "Company") entered into a Share Exchange Agreement (the "Agreement"), dated as of December 24, 2015 but effective as of December 1, 2015, with Open Systems Control, a California corporation (the "Shareholder"), and Synpower Corporation. Ltd., a Hong Kong corporation ("Synpower"). Pursuant to the Agreement, the Company shall purchase from the Shareholder all of their equity ownership in Synpower. As a result of the transaction, the Company will own 100% of Synpower.

Synpower is the owner of 62% of Jixiun-Cast Ltd., an engineering company organized in the People's Republic of China ("Cast"). The Company will consolidate the operations of Cast and will recognize income from Cast for the month ended December 31, 2015.

Pursuant to terms of the Agreement, the Shareholder will receive (i) US$ 850 and (ii) 1,000,000 restricted shares of the Company's common stock.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

Item 2.01 Completion of Disposition or Acquisition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this report with respect to the Shares issued pursuant to the Agreement is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of business acquired. The required financial statements will be filed no later than 71 calendar days after the date of the filing of this report on Form 8-K.

(b) Pro forma financial information. The required pro forma financial information will be filed no later than 71 calendar days after the date of the filing of this report on Form 8-K.

(d) Exhibits

Exhibit Number	Description

10.1	Share Exchange Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dais Analytic Corporation

Dated: December 31, 2015	By:	/s/ Timothy N. Tangredi
Timothy N. Tangredi
Chief Executive Officer and President